State or Country
                                                  of Formation
                                                ------------------
FirstMark Communications, Inc.                    Delaware
Associated Communications Deutschland GmbH        Germany
Teligent License Company I, L.L.C.                Delaware
Teligent License Company II, L.L.C.               Delaware
Teligent Communications, Inc.                     Delaware
Teligent of Virginia, Inc.                        Virginia
Teligent Telecommunications, Inc.                 Delaware
Associated Communications Europe  S.a.r.l.        Germany